ADMINISTRATION AGREEMENT



AGREEMENT made effective as of the 1st day of March, 2012, by and between Northeast Investors Growth Fund, a Massachusetts business trust (the "Fund"), and Northeast Management & Research Company, Inc., a Massachusetts corporation (in its capacity as the Fund's administrator, the "Administrator").

WHEREAS, the Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act").

WHEREAS, the Fund is a party to a Fund Accounting and Services Agreement, dated as of August 29, 2011 (the "Accounting Agreement"), with ALPS Fund Services, Inc. ("ALPS").

WHEREAS, the Fund desires the Administrator to render and/or arrange for the provision of certain administrative and fund accounting services (including those being performed under the Accounting Agreement) to the Fund, and the Administrator is willing to render and arrange such services upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.       Services.
         --------

(a) The Fund hereby retains the Administrator to act as its administrator, subject to the general supervision and directions of the Board of Trustees of the Trust as herein set forth. The Administrator shall perform or arrange for the performance of the administrative, fund accounting and clerical services set forth on Schedule A hereto, as Schedule A may from time to time be amended by the mutual consent of the parties (the "Services").

(b) It being understood and agreed that the Fund has previously engaged ALPS to perform certain fund accounting services on the terms and conditions set forth in the Accounting Agreement. The Administrator hereby assumes the Fund's responsibility to pay the fee to ALPS as set forth in Appendix C to the Accounting Agreement, without any change in the amount of such fee unless agreed to in writing by the Administrator. The Fund shall remain responsible for, and the Administrator does not hereby or otherwise assume the Fund's responsibility for, paying any and all other amounts to ALPS under the Accounting Agreement or otherwise, including without limitation the Fund's obligation to reimburse ALPS for out-of-pocket expenses and the Fund's indemnification obligations to ALPS.

2.       Allocation of Charges and Expenses.
         ----------------------------------

(a) Allocable to the Fund. Except as otherwise provided in Sections 2(b) and 2(c) below, the Fund assumes and shall pay all charges and expenses (including initial costs and charges of the Fund incurred in connection with its organization and the commencement of its operations) which may be properly payable by it including, without limitation:

                  (i) the charges and expenses of any custodian or depository appointed by the Fund for safekeeping of its cash, portfolio securities and other property; (ii) the charges and expenses of its auditors; (iii) the charges and expenses of any stock transfer or dividend disbursing functions or of any stock transfer or dividend disbursing agent or agents appointed by the Fund; (iv) broker' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; (v) all taxes, including issuance and transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; (vi) the cost of share certificates representing shares of the Fund; (vii) the costs of issue, sales, repurchase and redemption of the Fund's shares; (viii) all fees and other governmental charges involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions; (ix) costs and expenses involved in complying with the laws and regulations of all governmental bodies regulating the Fund and the issue and sale of its securities; (x) all costs and expenses involved in preparing, printing and distributing prospectuses, except those used in soliciting new accounts;
                  (xi) all expenses of shareholders' and trustees' meetings and of preparing, printing and mailing proxy statements, notices and reports to shareholders; (xii) fees and travel expenses of trustees of the fund who are not affiliated with the Adviser (as defined below); (xiii) charges and expenses of legal counsel in connection with matters relating to the Fund; (xiv) association dues; (xv) postage; (xvi) the cost of premiums on the bonds of the Fund's officers, employees and others engaged, directly or indirectly, in activities relating to the business of the Fund; and (xvii) the salaries of employees of the Fund engaged in the foregoing activities.

(b)      Allocable to the Adviser. Pursuant to the Advisory and Service Contract
                  (the "Advisory Contract") between the Fund and Northeast
                  Management &   Research Company, Inc. (in its capacity as the
                  Fund's investment adviser, the "Adviser"), the Adviser is responsible for:

                  (i) furnishing without expense to Fund the services of such members of its organization as may be duly elected officers or trustees of Fund; (ii) paying all executive officers' salaries, if any, and executive expenses and office rent of the Fund required in the management of the affairs of the Fund; (iii) paying all expenses in performing the investment advisory duties specified in the Advisory Contract; and (iv) providing bookkeeping services and calculating the net asset value of the Fund's shares.

(c) Allocable to the Administrator. Administrator will pay all costs it incurs in connection with the performance of the Services except as set forth on Schedule B hereto. The Administrator will not be required to pay any expenses of the Fund other than those specifically allocated to the Administrator in Section 1(b) and this Section 2.

3.       Compensation of the Administrator.
         ---------------------------------

(a) In consideration for performing the Services, the Fund shall pay the Administrator on the last day of each month a fee in accordance with Schedule B hereto, as Schedule B may from time to time be amended by the mutual consent of the parties.

(b) The Administrator may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Administrator. Any such fee reduction or undertaking may be discontinued or modified by the Administrator at any time.

4.       Other Interests.  It is understood that the Trustees, officers, agents and shareholders of the Fund are or may be or become interested in the Administrator as directors, officers, employees, stockholders or otherwise, and that directors, officers, employees and stockholders of the Administrator are or may be or become similarly interested in the Fund as trustees, officers, agents, shareholders or otherwise, and that the Administrator may be or become interested in the Fund as a shareholder or otherwise. It is also understood that directors, officers, employees and stockholders of the Administrator may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) controlling, controlled by or under common control with the Administrator or which the Administrator may in the future organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Northeast" or any combination or derivation thereof as part of their name, and that the Administrator or its affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

5.       Other Administrators; Sub-Administrators; Non-Exclusivity.
         ---------------------------------------------------------

(a) The Fund does, and may from time to time, employ one or more other persons or entities to provide administrative, fund accounting, transfer agency and other services on its behalf. The Administrator shall have no responsibility with respect to any such other Fund service provider, including without limitation ALPS under the Accounting Agreement (other than the Administrator's responsibility to pay the fee to ALPS thereunder in accordance with Section 1(b) of this Agreement).

(b) The Administrator may employ, at its own expense, one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Board of Trustees of the Fund.

(c) The services of the Administrator hereunder are not exclusive and nothing in this Agreement shall limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. The Administrator shall be deemed to be an independent contractor.

6.       Standard of Care; Indemnification; Limitation of Liability.
         ----------------------------------------------------------

(a)      Standard of Care and Indemnification.  The Administrator shall not be liable to the Fund, its trustees or shareholders for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement, and Fund shall indemnify the Administrator and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Administrator in or by reason of any pending, threatened or contemplated action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its shareholders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement; provided, however, that nothing contained herein shall protect or be deemed to protect the Administrator against or entitle or be deemed to entitle the Administrator to indemnification in respect of any liability to the Fund or its shareholders to which the Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under this Agreement. Such expenses shall be paid by the Fund in advance of the final disposition of such matter upon invoice by the Administrator and receipt by the Fund of an undertaking from the Administrator to repay such amounts if it shall ultimately be established that the Administrator is not entitled to payment of such expenses hereunder.

(b) The indemnity obligations of the Fund under this Section 6 shall: (i) be paid from, and only to the extent of, assets of the Fund and no shareholder or trustee shall have any personal liability on account thereof; and (ii) be in addition to any liability which the Fund may otherwise have.

(c) As used in this Section 6, the term "Administrator" shall include any affiliates of the Administrator performing services for the Fund contemplated hereby, and directors, officers, agents and employees of the Administrator or such affiliates.

(d) The Administrator may consult with counsel, accountants and other experts in respect of the Fund's affairs and shall be fully protected and justified in, and shall have no liability with respect to, any action or inaction which is taken or not taken in good faith reliance in accordance with the advice or opinion of such counsel, accountants or other experts so long as such counsel, accountants or other experts were selected with reasonable care.

(e) Force Majeure. No breach of any obligation of the Administrator shall constitute a breach or event of default to the extent it arises out of a cause, existing or future, that is beyond its reasonable control, including without limitation act of terrorism, earthquake, flood, natural disaster, riot, theft or war.

(f) No Non-Direct Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE ADMINISTRATOR BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL, OR OTHER NON-DIRECT DAMAGES OF ANY KIND WHETHER LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, OR ANY OTHER THEORY AND REGARDLESS OF WHETHER THE ADMINISTRATOR IS ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

(g) Savings Clause. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 6 shall not be construed so as to relieve (or attempt to relieve) the Administrator of any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this
                  Section 6 to the fullest extent permitted by law.

(h)      Survival.  The provisions of this Section 6 shall survive the termination of this Agreement.


7. Duration and Termination of this Agreement. This Agreement shall become effective on the date hereof and shall thereafter continue in effect unless terminated as herein provided. This Agreement may, on 60 days' written notice to the other party, be terminated at any time without the payment of any penalty by the Fund or by the Administrator.

8. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the

         Commonwealth of Massachusetts without reference to choice of law principles thereof and in accordance with the Investment Company Act of 1940. In the case of any conflict, the Investment Company Act of 1940 shall control.

10. Name of the Fund. The Fund hereby agrees that in the event that neither NMR nor any of its affiliates acts as the administrator or investment adviser to the Fund, the name of the Fund will be changed to one that does not contain the name "Northeast" or otherwise suggest an affiliation with NMR.

11. No Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other, except that the Administrator may assign the agreement to another party if such assignment is to a party controlling, controlled by or under common control with the Administrator.

12. Entire Agreement. This Agreement (including the Schedules attached hereto) represents the entire agreement between the Fund and the Administrator with respect to the subject matter hereof and supersedes any prior agreements or understandings among the parties with respect to the subject matter hereof (including the Reimbursement Agreement, dated September 1, 2011).

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Massachusetts business trust. The Fund is a Massachusetts business trust. It is understood and expressly stipulated that none of the trustees or shareholders of the Fund shall be personally liable hereunder. None of the trustees, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund.

                                  [End of Text]


                                       A-1


                  [Signature Page to Administration Agreement]



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                         Northeast Investors Growth Fund


                        By:_____________________________

                           Name: John F. Francini, Jr.
                              ---------------------

                              Title: Vice-President



                  Northeast Management & Research Company, Inc.



                        By:_____________________________

                           Name: William A. Oates, Jr.
                              ---------------------

                                Title: President



                                       A-1





                                   Schedule A

                                    Services

Subject to the general supervision of the Board of Trustees of the Fund, the Administrator shall provide certain administrative services to the Fund. Specifically, the Administrator shall, to the extent such services are not required to be performed by other service providers to the Fund (including without limitation pursuant to the Accounting Agreement with ALPS, the Fund's Transfer Agency and Services Agreement with ALPS, the Fund's Custody Agreement with State Street Bank & Trust Company, and the Fund's Advisory and Service Contract with Northeast Management & Research Company, Inc.):

1.       Prepare the Fund's annual and semi-annual financial statements

2. Host and coordinate the annual audit of the Fund's financial statements by the Fund's independent public accountants

3. Prepare and/or coordinate the preparation by other Fund services providers (at the Fund's expense) of materials for meetings of the Fund's board of trustees and, as reasonably requested, host such meetings at its principal offices and/or telephonically

4.       Manage the Fund's invoice approval process and monitor expenses

5.       Maintain the Fund's budget and establish daily accruals

6.       Coordinate the Fund's Blue Sky compliance process

7. Assist with obtaining the Fund's fidelity bond and errors & omissions/trustees & officers insurance

8. In coordination with the Fund's counsel and other service providers (and at the Fund's expense): (i) review and periodically update the Fund's registration statement, including its summary prospectus, prospectus and statement of additional information and (ii) coordinate the Fund's SEC and other regulatory filings

9.       Coordinate the services performed by the Fund's other service providers

10. Provide the services of a qualified person, who shall be acceptable to the Fund and its Trustees who are not "interested persons" (as defined in the 1940 Act), to serve as the Fund's chief compliance officer and anti-money laundering officer and to manage the Fund's compliance program

11. Arrange for (at the Fund's expense): (i) the preparation for the Fund of all required tax returns and (ii) the preparation and submission of reports to existing shareholders



                                       B-1
                                   Schedule B


                               Administration Fee

In consideration for performing the Services, the Fund shall pay the Administrator a fee equal on an annual basis to $185,000 ($15,416.67 monthly). The fee shall be paid monthly in arrears on the last business day of each month. For the month in which this Agreement commences or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during such month.

In addition, the Fund shall reimburse the Administrator for its reasonable out-of-pocket expenses incurred by it in performing the Services.